UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014 (May 1, 2014)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of NewLink Genetics Corporation (the "Company") was held on May 1, 2014, for the following purposes:

•
To elect the nominees for Class III director, Dr. Charles J. Link, Jr. and Dr. Thomas A. Raffin, nominated by the Board of Directors of the Company (the "Board"), to serve until the 2017 Annual Meeting of Stockholders;

•	To approve, on an advisory basis, the compensation of the Company's named executive officers; and

•	To ratify the selection by the Audit Committee of the Board of KPMG, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

At the meeting, Dr. Charles J. Link, Jr. and Dr. Thomas A. Raffin were re-elected as Class III directors of the Company. The stockholders of the Company approved, on an advisory basis, the compensation of the Company's named executive officers, as set forth in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on March 21, 2014. In addition, the stockholders of the Company ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2014. The final voting results on each of the matters submitted to a vote of stockholders at the 2014 Annual Meeting are as follows:

	Election of Class III Directors	For	Withheld	Broker Non-Votes
1.	Dr. Charles J. Link, Jr.	16,951,694	89,118	6,208,001
	Dr. Thomas A. Raffin	16,924,898	115,914	6,208,001

		For	Against	Abstentions	Broker Non-Votes
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers	16,612,061	375,327	53,424	6,208,001

		For	Against	Abstentions
3.	Ratification of KPMG LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2014	22,939,776	274,140	34,897

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 6, 2014

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer